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                                                                Exhibit 99(i)(2)

                           SULLIVAN & WORCESTER LLP
                            One Post Office Square
                                  23rd Floor
                               Boston, MA 02109


                                               Boston
                                               February 20, 2001


Prudential Investments Fund Management LLC
Three Gateway Center
Newark, New Jersey 07102-4077

                           Re:  Prudential Value Fund
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Ladies and Gentlemen:

     Please refer to our opinion letter to you of January 19, 2000, concerning certain matters of Massachusetts law relating to the organization and shares of Prudential Value Fund (formerly "Prudential Equity Income Fund," and originally "Prudential-Bache Equity Income Fund"), a trust with transferable shares under Massachusetts law (the "Fund"). We hereby confirm the opinions stated in that
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letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 25 to the Fund's Registration Statement on Form N-1A, Registration No. 33-9269, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 25 to its Registration
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Statement pursuant to the Investment Company Act of 1940, as amended,
Registration No. 811-4864 (collectively, the "Amendment"), relating to the
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several classes of shares of beneficial interest, $.01 par value, of the Fund
(the "Shares").  In giving this consent, we do not thereby concede that we come
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within the category of persons whose consent is required under Section 7 of the
Securities Act.

     Please note that our confirmation of the opinions set forth in our letter of January 19, 2000 relates to the Fund and its shares as they then existed, and is based solely on the state of facts prevailing at that time. We have conducted no further investigation of those facts, as they may have changed since January 19, 2000, and our opinions, as so confirmed, should not be understood as relating to the status of the Fund and its shares at the present time.

                                    Very truly yours,

                                    /s/Sullivan & Worcester LLP

                                    SULLIVAN & WORCESTER LLP